Exhibit 99

NEWS RELEASE

CONTACTS:

Investors:

Brendan Harrington, Interim Chief Executive Officer

(716) 887-7244

Media:

Amanda LeBlanc, Managing Director, Marketing and Communications, CTG Health Solutions,

225-772-8865, Amanda.LeBlanc@ctg.com

CTG NAMES TED REYNOLDS A SENIOR VICE PRESIDENT

MR. REYNOLDS HAS LED CTG HEALTH SOLUTIONS BUSINESS SINCE 2011

BUFFALO, N.Y. —November 17, 2014 — CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, announced today that its board of directors has named Ted Reynolds a senior vice president of the company. Mr. Reynolds has executive responsibility for the company’s healthcare IT division, CTG Health Solutions, which serves the healthcare provider and payer markets. He joined CTG in 2006 as a client services executive focusing on the sales and growth of CTG’s Epic practice. Mr. Reynolds was named a vice president of CTG in 2011 concurrent with his being promoted to lead CTG Health Solutions.

“This appointment reflects Ted’s strong leadership of our healthcare business particularly as we are adapting to changes in the healthcare business environment and market demand for health IT services,” CTG Interim Chief Executive Officer Brendan Harrington said. “He is expanding our offerings and consulting organization in the areas of application management, and advisory services tied to healthcare reform and revenue cycle management, which are all services where client demand for external support is growing. Ted is also leveraging our significant experience in EMR implementations by focusing on growing our EMR optimization business and supporting the work we are doing in Europe to favorably position CTG to participate in the anticipated adoption of U.S. EMR systems by European healthcare providers.”

Mr. Harrington concluded, “Ted’s management talents, technical expertise, and significant healthcare industry experience and relationships will continue to serve us well as we maintain our strategic focus on growing CTG’s healthcare business.”

Prior to joining CTG, Mr. Reynolds was employed by Epic Systems Corporation in several leadership, business development, and implementation roles. Before that, Mr. Reynolds was a vice president of First Consulting Group where he assisted high profile clients with a variety of healthcare consulting services and numerous system implementations. He also previously served as manager, applications development for Stanford University Hospital.

Mr. Reynolds holds a M.S. degree in Computer Science from the University of Alabama at Birmingham. He is also a graduate of Troy State University with a B.S. degree in Mathematics/Computer Science.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, technology services, energy, and financial services. As a leading provider of IT and business consulting services to the healthcare market, CTG offers healthcare institutions, physician practices, payers, and related organizations a full range of offerings to help them achieve clinical, operational, and financial goals. CTG has developed for the healthcare provider and payer markets unique, proprietary software solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 50 years’ experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG operates in North America and Western Europe. CTG posts news and other important information on the Web at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other factors that involve risk and uncertainty. As such, actual results may differ materially in response to a change in such factors. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2013 Form 10-K, which is incorporated by reference and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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